Exhibit 1

           HORIZON ENERGY DEVELOPMENT, INC.
                     BALANCE SHEET
                      (Unaudited)

                                                     At June 30, 2000
                                                     ----------------

ASSETS
Property Plant & Equipment
   Property Plant & Equipment                          $265,300,604
   Accumulated D, D & A                                 (79,802,643)
                                                       ------------
  Net Property, Plant & Equipment                       185,497,961
                                                       ------------

Current Assets:
   Cash and Temporary Cash Investments                   17,348,482
   Receivables - Net                                      5,426,661
   Unbilled Utility Revenue                               4,841,259
   Materials/Supplies - Average Cost                      4,133,021
   Prepayments                                               47,816
                                                       ------------
Current Assets                                           31,797,239
                                                       ------------

Other Assets                                             10,905,148
                                                       ------------
Total Assets                                           $228,200,348
                                                       ============


CAPITALIZATION & LIABILITIES
Capitalization:
   Capital Stock of Subsidiaries                             $4,750
 Paid in Capital                                         38,245,591
   Earnings Reinvested in Business                       (1,777,128)
   Accumulated Other Comprehensive Income / Loss        (19,420,630)
                                                       ------------
Total Common Stock Equity                                17,052,583
                                                       ------------

   Long-Term Debt Net of Current Portion                 34,073,549
   Notes Payable - Intercompany - Long Term              90,000,000
                                                       ------------
Total Capitalization                                    141,126,132
                                                       ------------

Minority Interest in Foreign Subs                        26,052,565
                                                       ------------

Liabilities:
   Notes Payable - Bank & Commercial Paper                   73,543
   Notes Payable - Intercompany                          31,400,000
   Long Term Debt Due Current                             9,217,222
   Accounts Payable - Other                               9,193,360
   Accounts Payable - Intercompany                        1,904,463
   Other Accruals & Current Liabilities                     513,545
                                                       ------------
Total Current Liabilities                                52,302,133
                                                       ------------

Deferred Credits:
   Accumulated Deferred Income Tax                        8,105,239
   Other Deferred Credit                                    614,279
                                                       ------------
Total Deferred Credits                                    8,719,518
                                                       ------------

Total Capitalization & Liabilities                     $228,200,348
                                                       ============